Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1, of our report dated October 7, 2020, relating to the balance sheet of CF Finance Acquisition Corp. III as of December 31, 2019 and 2018 and the related statements of operations, changes in stockholder’s equity and cash flows for years then ended, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
October 7, 2020